Exhibit 10.1

HUDSON ADVISORS LLC

HUDSON AMERICAS LLC

2711 N. Haskell Avenue, Suite 1800

Dallas, Texas 75204

July 22, 2013

Del Frisco’s Restaurant Group, Inc.

930 S. Kimball Ave., Ste. 100

Southlake, Texas 76092

RE:

Transition Services Agreement dated on or about August 1, 2012 (as amended, supplemented, restated, or otherwise modified from time to time, the “Agreement”) by and between Hudson Americas LLC, Hudson Advisors LLC, and Del Frisco’s Restaurant Group, Inc.

Ladies and Gentlemen:

Reference is hereby made to the Agreement.  Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

Please execute this letter agreement where indicated below in order to evidence your agreement with HAM and HAL that the Agreement shall be terminated on and as of 11:59 p.m. CDT on July 31, 2013 (the “Termination Date”).  Promptly after the Termination Date, HAM and HAL shall submit their final invoice to the Company in respect of Services provided prior to the Termination Date.

HDUSON ADVISORS LLC		HUDSON AMERICAS LLC

By:	/s/ Stewart L. Motley	By:	/s/ Kyle Volluz
	Name: Stewart L. Motley		Name: Kyle Volluz
	Title: Vice President - Tax		Title: Director

Agreed to and accepted:

DEL FRISCO’S RESTAURANT GROUP, INC.

By:  /s/ Thomas J. Pennison, Jr._________

     Name: Thomas J. Pennison, Jr.

     Title: Chief Financial Officer